SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2007
FILE NUMBER 811-1540
SERIES NO.: 2


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                          12,934
     2 Number of shares outstanding of a second class of open-end company
`      shares (000's Omitted)
       Class B                                                           4,866
       Class C                                                           1,494


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                         $ 21.02
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                         $ 18.37
       Class C                                                         $ 18.33